AMENDMENT NO. 1
          TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   OF DRESSER INDUSTRIES, INC.



     The Supplemental Executive Retirement Plan of Dresser
Industries, Inc., as heretofore amended by restatement effective
January 1, 1998, is further amended effective May 6, 1998, as set forth below:

     1.   Section 1.5 in its entirety shall be deleted.

     2.   Section 4.2 in its entirety shall be deleted.

     3.   The last sentence of Section 4.4 shall be deleted.